                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AMERINST INSURANCE GROUP INC
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO
                        AMERINST INSURANCE GROUP, INC.
                           C/O USA RISK GROUP, INC.
                             POST OFFICE BOX 1330
                           MONTPELIER, VERMONT 05601

                                                                 April 29, 1998

Dear AmerInst Stockholder:

  We are writing to remind you that AmerInst Insurance Group's Annual Meeting is to be held on May 11, 1998. With only two weeks to go before the meeting, we ask that you PLEASE SIGN THE BLUE-STRIPED PROXY AND FAX IT TO 212-754-8300 AND/OR RETURN IT IN THE ENCLOSED ENVELOPE IMMEDIATELY.

  As you are probably aware, two dissident stockholders, Irvin Diamond and Charles Larson, have contacted stockholders and are requesting that stockholders elect them to serve on the Board of Directors. For numerous reasons we believe AmerInst's stockholders are best served without having Mr. Larson as a director.

  In approving our nominees for election as directors, we believed that the Company would benefit greatly by increasing the board's insurance expertise. At the same time, we believed that Mr. Larson had become a counterproductive force on the board. David Thompson, our choice to join Jerome Harris as a board nominee, is a career insurance executive with exactly the type of insurance background that fits the Company's business needs. Mr. Harris also has an impressive history of experience in professional liability insurance for CPAs, and his professional career background is that of a practicing CPA.

  We also believe that the board should operate as a cohesive group with one goal in mind--furthering the best interests of our stockholders. It has become obvious to us that the interests Mr. Larson wants to further are his own. To cite a few examples:

  . He has refused service on the Stockholder Relations Committee of the Board unless given more compensation.

  . He has often suggested that the board appoint him as a paid "management director" or hire him additionally as a full-time employee to handle various matters for the Company, some of which are already being handled by professional service providers.

  . He has proposed himself to be placed in control of stockholder relations, tabulating stockholder survey results, managing the Company's $41,000,000 investment portfolio, and other Company functions, while also arguing for changes in board compensation structure or for the employment of paid "management directors" or himself as a full-time employee.

  . Mr. Larson has acted as a divisive force on the board, spending valuable board time repetitively criticizing the board on trivial matters or matters that the board, with Mr. Larson voting, had already addressed and resolved.

  Mr. Larson's self-serving, divisive and antagonistic approach has become a counterproductive force on the board. We believe that we are duty bound to replace Mr. Larson with a board member who will contribute in constructive ways to the board, in furtherance of the best interests of all stockholders. It is for this reason that we have nominated Jerome Harris and David Thompson to serve as directors.

  Both Mr. Harris and Mr. Thompson have impeccable qualifications and will only serve to strengthen the board. Mr. Harris, in addition to being managing partner of the accounting firm of Checkers, Simon & Rosner,

LLP, was also a founding board member of the Accountants Liability Assurance Company Ltd. During his 11 years on the ALAC board, Mr. Harris chaired several committees, served on the Executive Committee, and was actively involved in reviewing insurance claims policy and procedures. Mr. Thompson is an accomplished insurance executive whose prior experience as Chairman, President and Chief Executive Officer with Crum & Forster Managers Group, the former insurance underwriters of the AICPA Professional Liability Insurance Plan, will be invaluable to the board.

  Mr. Larson's proxy statement says that he and Mr. Diamond timely submitted their names in compliance with the Company's charter requirement that Qualified Director nominations be submitted not less than 60 nor more than 90 days prior to the meeting. Though Mr. Larson was informed well in advance of the deadline that he would not be renominated, we conducted an inquiry and could find no evidence that either he or Mr. Diamond complied with this requirement.

  If you have already been contacted by Mr. Larson, or if you hear from him in the next two weeks, we ask that you do not sign any of his proxy cards. Rather, WE ASK THAT YOU SIGN AND DATE THE ENCLOSED BLUE-STRIPED PROXY CARD. Remember, only the latest dated proxy card counts.

  If you have any questions as to how to vote your shares, please contact our proxy solicitor, Morrow & Co., Inc. @ 1-800-662-5200 and identify yourself as an AmerInst stockholder.

  Thank you for your support.

                                          Sincerely,

                                          The Executive Committee of the Board
                                           of Directors

                                   APPENDIX

                        CERTAIN ADDITIONAL INFORMATION

          INFORMATION CONCERNING CERTAIN DIRECTORS, DIRECTOR NOMINEES
                AND OFFICERS OF AMERINST INSURANCE GROUP, INC.

  The following list sets forth the name and principal business address of the directors, director nominees and officers of AmerInst Insurance Group, Inc. ("AmerInst") who are considered participants with respect to the solicitation of proxies on behalf of AmerInst (the "AmerInst Participants").

    NAME AND PRINCIPAL BUSINESS ADDRESS


    Norman C. Batchelder
    AmerInst Insurance Group, Inc.
    c/o USA Risk Group, Inc.
    Post office Box 1330
    Montpelier, Vermont 05601

    Bruce W. Breitweiser
    Dunbar, Breitweiser & Co., LLP
    202 North Center Street
    Bloomington, Illinois 61701-3995

    Jerome A. Harris
    Checkers, Simon & Rosner, LLP
    One South Wacker Drive, Suite 2400
    Chicago, Illinois 60606-3392

    Ronald S. Katch
    Katch, Tyson & Company, CPAs
    191 Waukegan Road
    Northfield, Illinois 60093

    David N. Thompson
    Meadowbrook Insurance Group, Inc.
    26600 Telegraph Road
    Southfield, MI 48034-2438

  None of the AmerInst Participants has been: (i) convicted in a criminal proceeding during the past ten years; (ii) a party to any contract, arrangement or understanding with any person with respect to the Common Stock of AmerInst during the past year; (iii) a party to any arrangement or understanding with any person with respect to any future employment by AmerInst or any of its affiliates; or (iv) a party to any arrangement or understanding with any person with respect to any future transactions to which AmerInst or any of its affiliates will or may be a party.

                INFORMATION CONCERNING SOLICITATION OF PROXIES

  AmerInst has retained Morrow & Co., Inc. ("Morrow") for solicitation and advisory services in connection with this solicitation. Approximately fifteen Morrow employees shall devote time to soliciting proxies by mail, facsimile, telephone or in person. Morrow shall receive a fee of $20,000, together with reimbursement for its reasonable out-of-pocket expenses. AmerInst has also agreed to indemnify Morrow against certain liabilities and expenses relating to its performance of the solicitation services.

  The entire expense of soliciting proxies on behalf of AmerInst is being borne by AmerInst. To date, AmerInst has spent approximately $20,000 in connection with this solicitation and expects the total cost of such solicitation to be approximately $50,000.

                        AmerInst Insurance Group, Inc.
                              Voting Instructions
                              -------------------


                     PLEASE FAX YOUR VOTES TO MORROW & CO.
                               AT (212) 754-8300

Please remember to:

1)  Sign your proxy card.

2)  Date your proxy card.

3) If your shares are held by a corporation or partnership, an officer or partner must sign his/her name on the proxy card, as well as their corresponding title.


                  ------------------------------------------
                    IF YOU HAVE ANY QUESTIONS, PLEASE CALL
                     MORROW & CO., INC. AT 1-800-662-5200
                  ------------------------------------------

                                                  ----
Please mark your votes as in this example.
 X
                                      FOR
                                      ALL
                                   Nominees:
                                Jerome A. Harris
                                      and
                               David N. Thompson
                                    WITHHOLD
                                      ALL
1. Election of Directors
                                  (see below)
2. With discretionary power in the transaction of such other business as may properly come before the meeting or any adjournment thereof.
FOR ALL (Except Nominee written below).
--------------------------------------------------------------------------------
 NOTE: Please sign exactly
 as name appears hereon.
 Joint owners should each
 sign. When signing as at-
 torney, executor, adminis-
 trator, trustee or guard-
 ian, please give full ti-
 tle as such.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 SIGNATURE(S)
--------------------------------------------------------------------------------
 TITLE
--------------------------------------------------------------------------------
 FIRM NAME (if applicable)
--------------------------------------------------------------------------------
 DATE
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                         AMERINST INSURANCE GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1998.

Bruce W. Breitweiser and Norman C. Batchelder, or either of them, are desig-nated as proxies, with full power of substitution, to vote all the shares of Common Stock of AmerInst Insurance Group, Inc. which the undersigned may be en-titled to vote at the Annual Meeting of Stockholders to be held on May 11, 1998, and at any adjournment thereof, as specified above.

YOU MAY ENTER YOUR VOTE ON THE TOP OF THIS CARD.

THE COMPANY'S DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE NOMINEES LIST-ED. THE PROXIES SHALL VOTE AS SPECIFIED, BUT IF NO CHOICE IS SPECIFIED THE PROXIES SHALL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S DI-RECTORS. IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ABOVE AND FAX IT TO 212-754-8300 AND/OR RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Election of two Directors, Nominees:
     Jerome A. Harris and David N. Thompson
P R O X Y
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE ABOVE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.